UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2007

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

333-74794	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On July 26, 2007, PPL Electric Utilities Corporation (“PPL Electric”) issued a press release announcing the Pennsylvania Public Utility Commission’s (“PUC”) approval of the results of PPL Electric’s first of six solicitations for generation supply in 2010 for retail customers who do not choose an alternative competitive supplier.   Under the generation supply agreements approved by the PUC in this first solicitation, PPL Electric has committed to purchase one-sixth of its expected electricity supply needs in 2010.  A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

PPL EnergyPlus, LLC (“PPL EnergyPlus”), the energy marketing subsidiary of PPL Energy Supply, LLC, participated as one of the bidders in the competitive solicitation process.  PPL EnergyPlus was one of the winning bidders and has entered into an agreement with PPL Electric to supply up to 671 megawatts of total peak load in 2010, at an average price of $91.42 per megawatt-hour.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press release, dated July 26, 2007, announcing PUC approval for PPL Electric Utilities’ purchase of electricity generation supply in 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL Energy Supply, LLC
(Registrant)

PPL Electric Utilities Corporation
(Registrant)

/s/ J. Matt Simmons, Jr.
J. Matt Simmons, Jr.
Vice President and Controller

Dated:                      July 26, 2007